Exhibit 10.1

RiT APPLIES TO TRANSFER ITS LISTING TO

NASDAQ SMALL CAP MARKET

Tel Aviv, Israel – December 23, 2003 – RiT Technologies (NASDAQ: RITT) (the “Company”) today announced that it is applying to transfer its shares to the Nasdaq SmallCap Market from the Nasdaq National Market. The decision follows the Company’s receipt of a Nasdaq Staff Determination on December 15, 2003, indicating that it no longer complies with the Shareholders’ Equity Requirement for continued listing as set forth in Marketplace Rule 4450(a)(3).

“In today’s economy, many companies are facing listing requirement challenges," said Liam Galin, President and CEO of RiT Technologies. "On the SmallCap Market, our shares will continue to trade freely and maintain the same stock symbol. We will continue rebuilding our business, taking advantage of opportunities in both the Enterprise and Carrier markets, and may reapply for listing on the Nasdaq National Market in the future."

About RiT Technologies

RiT Technologies pioneered the development of intelligent physical layer management solutions, designed to provide superior control, utilization and maintenance of networks. RiT's innovative solutions help customers capitalize on network investments and reduce cost of ownership.

RiT's Enterprise Solutions include PatchView™ for full web-based management, planning and troubleshooting of network physical layer connectivity, and SMART Cabling™ System components for single-source, end-to-end structured cabling solutions.

PairView™ and PairQ™ Carrier Solutions help telcos capitalize on outside plant investments by giving them reliable, mass-verified and qualified infrastructure and connectivity databases.

With a global sales network spanning 60 countries, RiT's key customers include major financial institutions, corporations and global telecommunications companies such as: Deutsche Telekom, Alcatel, TELMEX, TELENOR, The New York Mercantile Exchange (NYMEX), ING Barings, INVESCO, DIAGEO, Daewoo, and Reuters.

RiT is a member of the RAD group, a world leader in communications solutions.

For more information, please visit our website: www.rittech.com.

# # #

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results and other risk and other risks detailed from time to time in the Company’s filings with the Securities Exchange Commission.

 This press release is available at http://www.rittech.com/ and http://www.portfoliopr.com/.